Exhibit 10.3

ZIPREALTY, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of December 11, 2008, by and among ZipRealty, Inc., a Delaware corporation (the “Company”), and Charles C. Baker (the “Purchaser”).

RECITALS

WHEREAS, prior to commencing employment as the Chief Financial Officer of the Company on December, 1, 2008, the Purchaser was not an employee or director of the Company, and as a material inducement to the Purchaser’s entering into an employment agreement with the Company at such time, the Company agreed to issue up to 100,000 shares of Common Stock of the Company (the “Shares”) to the Purchaser; and

WHEREAS, the Company’s independent compensation committee of the Board of Directors has determined that it is in the best interest of the Company to issue the Shares to the Purchaser pursuant to this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and representations contained in this Agreement, the parties agree as follows:

AGREEMENT

1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Purchaser to purchase and the Company agrees to sell and issue to such Purchaser, 80,000 shares of the Company’s Common Stock at a purchase price equal to the fair market value per share on the date hereof, or $2.56 per share (the “Purchase Price”), which price per share is equal to the closing price of the Common Stock on the date hereof as reported by Nasdaq. The Company shall deliver to the Purchaser a certificate representing the Shares against payment of the Purchase Price therefore by check or immediately available funds.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

2.1 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

2.2 Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.3 Offering Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants that:

3.1 Authorization Purchaser has full power and authority to enter into this Agreement and the Agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms.

3.2 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Shares will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3 Accredited Purchaser. Purchaser is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.4 Restricted Shares. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, Purchaser represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.5 Legends. It is understood that the certificates evidencing the Shares will bear the following or substantially similar legend:

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

4.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.3 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

4.4 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF DELAWARE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE DELAWARE CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

4.5 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

ZIPREALTY, INC.

By:	/s/ J. Patrick Lashinsky
Name:	J. Patrick Lashinsky
Title:	CEO

PURCHASER

/s/ Charles C. Baker 11 DEC 2008
Charles C. Baker